UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2013

Bacterin International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07         Submission of Matters to a Vote of Security Holders

We held our annual meeting of stockholders at 2:30 p.m. local time on July 11, 2013 at 200 Inverness Drive West, Englewood, Colorado 80112 to vote on the following matters:

1.	Election of Class II Directors

Stockholders elected the following Class II directors to the Company’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withheld
Class II Kent Swanson	7,358,528	1,099,040
Class II John Deedrick	8,335,902	121,566

2.	Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of EKS&H LLLP as the independent auditors of the Company for the fiscal year ended December 31, 2013, in accordance with the voting results listed below:

For	Against	Abstain

21,132,088	269,598	18,275

3.	Advisory Vote on Compensation of Named Executive Officers

Stockholders advised us they approve of the compensation paid to our named executive officers, according to the voting results listed below:

For	Against	Abstain
7,759,493	314,717	383,258

4.	Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

Stockholders advised us we should hold advisory votes on executive compensation every three years, according to the voting results listed below:

1 Year	2 Years	3 Years	Abstain
2,040,764	329,407	5,091,830	995,467

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2013	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ John Gandolfo
Name: John Gandolfo
Title: CFO and Interim Co-CEO